UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 04, 2026

LENSAR, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39473	32-0125724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Discovery Drive
Orlando, Florida		32826
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 536-7271

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNSR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 4, 2026, LENSAR, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the close of business on June 10, 2026, the record date for the Annual Meeting (the “Record Date”), 12,281,581 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), were issued and outstanding, and 20,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”), were issued and outstanding. The holders of Preferred Stock vote together with holders of Common Stock as a single class on each proposal. As of the Record Date, the holders of Common Stock were entitled to a total of 12,281,581 votes and the holders of Preferred Stock were entitled to a total of 7,940,446 votes, representing 20,222,027 votes in the aggregate. At the Annual Meeting, stockholders entitled to a total of 18,307,120 votes, representing approximately 90.53% of the total voting power of the capital stock issued and outstanding and entitled to vote, were present or represented by proxy. Following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 23, 2026.

Proposal No. 1 – Election of three Class III directors to serve until the Company’s annual meeting of stockholders to be held in 2029 and until their respective successors have been duly elected and qualified.

	Votes FOR	Votes WITHHELD	Broker Non-Votes
Thomas B. Ellis	13,430,892	1,765,259	3,110,969
Richard L. Lindstrom, MD	13,303,843	1,892,308	3,110,969
William J. Link, PhD	13,302,526	1,893,625	3,110,969

Proposal No. 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
18,245,337	19,635	42,148	0

Proposal No. 3 – Approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
13,671,195	1,440,815	84,141	3,110,969

Proposal No. 4 – Approve, on an advisory (non-binding) basis, the frequency of future advisory (non-binding) votes on the compensation of the Company’s named executive officers.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN	Broker Non-Votes
14,814,363	9,784	144,195	227,809	3,110,969

Based on the foregoing votes, Thomas B. Ellis, Richard L. Lindstrom, MD, and William J. Link, PhD, were elected as Class III directors, Proposal 2 and 3 were approved, and the frequency of every one year for Proposal 4 was approved.

Based on the results for Proposal 4 and consistent with the recommendation of the Company’s board of directors (the “Board”), the Board has determined that the Company will conduct future advisory votes regarding the compensation of its named executive officers every year until the next advisory vote regarding the frequency of advisory votes on the compensation of the Company’s named executive officers is submitted to the stockholders or the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the Company and its stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENSAR, Inc.

Date:	August 10, 2026	By:	/s/ Nicholas T. Curtis
Nicholas T. Curtis Chief Executive Officer